Exhibit 5.1(b)

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074
TEL FAX	804 • 788 • 8200 804 • 788 • 8218

June 27, 2013

Board of Trustees

Investors Real Estate Trust

1400 31st Avenue SW, Suite 60

Post Office Box 1988

Minot, North Dakota 58702-1988

Re:  Registration Statement on Form S-3 Regarding the Registration of Indeterminate Amount of Securities

Ladies and Gentlemen:

We have acted as special counsel to Investors Real Estate Trust, a North Dakota real estate investment trust (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of (i) common shares of beneficial ownership of the Company, no par value per share (the “Common Shares”), (ii) preferred shares of beneficial ownership of the Company, no par value per share (the “Preferred Shares”) and (iii) debt securities of the Company (the “Debt Securities” and, together with Common Shares and the Preferred Shares, the “Offered Securities”), having an indeterminate aggregate maximum offering price. All capitalized terms that are not defined herein have the meanings assigned to them in the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named (collectively, the “Indentures”).

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

As special counsel for the Company, we have examined the following documents:

(a)  the Registration Statement, including the Exhibits identified under Item 16 of the Registration Statement; and

(b)  resolutions of the Board of Trustees of the Company effective as of March 6, 2013 relating to, among other things, the preparation and filing of the Registration Statement and the due authorization of the Offered Securities.

ATLANTA  AUSTIN  BANGKOK  BEIJING  BRUSSELS  CHARLOTTE  DALLAS  HOUSTON  LONDON  LOS ANGELES

McLEAN  MIAMI  NEW YORK  NORFOLK  RALEIGH  RICHMOND  SAN FRANCISCO  TOKYO  WASHINGTON

www.hunton.com

Based on the foregoing, we are of the opinion that:

When (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt securities have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and (d) the Company has received full payment therefor in accordance with appropriate corporate action of the Company, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

In expressing the opinion set forth above, we have assumed that: (i) with respect to Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission; and (ii) each of the Debt Security and Indenture will be governed by and construed in accordance with the laws of the State of New York.

We consent to the filing of this opinion as Exhibit 5.1(b) to the Registration Statement and to the reference under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinion expressed in this letter speaks only as of its date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that might arise or be brought to our attention.

We do not purport to express any opinion as to the effect of any laws other than (a) the laws of the State of New York and (b) the Federal laws of the United States of America.

Very truly yours,

/s/ Hunton & Williams LLP

07853/11646